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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 8, 1997


                       STANDARD MANAGEMENT CORPORATION
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           (Exact name of registrant as specified in its charter)



Indiana                                 0-20882                  35-1773567
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(State or other jurisdiction    (Commission File Number)    (IRS Employer
of incorporation)                                            Identification No.)


9100 Keystone Crossing, Indianapolis, Indiana   46240
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(Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code:  (317) 574-6200

                                     N/A
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       (Former name or former address, if changed since last report.)




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Item 5.  Other Events.

     On October 8, 1997, Standard Management Corporation, an Indiana corporation ("SMC") and Central Reserve Life Corporation, an Ohio corporation ("Central Reserve"), announced that they had signed a letter of intent and that they were engaged in discussions for a proposed merger (the "Proposed Merger") of a wholly-owned subsidiary of SMC with and into Central Reserve, with Central Reserve surviving as a wholly-owned subsidiary of SMC, pursuant to which each common share, without par value, of Central Reserve ("Central Reserve Common Shares"), would be converted into $7.00 in value of Common Stock, without par value, of SMC ("SMC Common Stock"). SMC and Central Reserve intend that the Proposed Merger be structured as a tax-free transaction.

     The Proposed Merger is subject to various conditions, including approval by SMC's lenders, execution of a definitive merger agreement, regulatory approval and approval by the Boards of Directors and stockholders of both SMC and Central Reserve. THERE CAN BE NO ASSURANCE SUCH CONDITIONS WILL BE SATISFIED OR THAT THE PROPOSED MERGER WILL BE CONSUMMATED.

     Central Reserve, through its subsidiaries, sells life insurance, annuities, short-term major medical, long-term disability and small employer group health policies through a base of approximately 15,000 agents. Central Reserve is licensed to conduct business in 34 states.

     At June 30, 1997, Central Reserve had approximately $119 million in total assets. For the year ended December 31, 1996, Central Reserve reported revenues of $265 million and net loss of ($9.3) million, or ($2.20) per share. For the six months ended June 30, 1997, Central Reserve reported revenues of $135 million and net loss of ($5.4) million or ($1.26) per share. At the close of business on October 7, 1997, there were 4,261,017 Central Reserve Common Shares outstanding on a fully-diluted basis. Central Reserve Common Shares trade on The Nasdaq National Market under the symbol "CRLC."


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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            STANDARD MANAGEMENT CORPORATION



Date: October 8, 1997                       By: Ronald D. Hunter
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                                                Ronald D. Hunter
                                                Chairman, President and
                                                Chief Executive Officer